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                                                            Exhibit No. 99(b)(1)

                        DIMENSIONAL INVESTMENT GROUP INC.

                             ARTICLES OF RESTATEMENT


THIS IS TO CERTIFY THAT:

     FIRST: Dimensional Investment Group Inc., a Maryland corporation (the "Corporation"), desires to restate its charter as currently in effect.

     SECOND: The following provisions are all the provisions of the charter currently in effect:

          "SECOND: The name of the Corporation is Dimensional Investment Group Inc.

          THIRD: The purpose for which the Corporation is formed is to act as an open-end management investment company. The Corporation may exercise all of the powers provided in these Articles or granted by law.

          FOURTH: The post office address of the principal office of the Corporation in the State of Maryland is 32 South Street, Baltimore, Maryland 21202. The name and post office address of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.

          FIFTH: The total number of shares of stock which the Corporation shall have the authority to issue is 2,000,000,000 shares of a par value of one cent ($.01) per share and having an aggregate par value of $20,000,000, all of which shall be considered common stock and of which 1,200,000,000 shares are allocated to the following classes (each a "Class" and, collectively, the "Classes"):

                                                Number of Shares of Common Stock
     Class Designation                              (par value $.01 per share)
     -----------------                                       Allocated
                                                --------------------------------
The DFA 6-10 Institutional                                 100,000,000
  Portfolio Shares

The DFA International Value                                100,000,000
  Portfolio Shares

U.S. Large Cap Value                                       100,000,000
  Portfolio II Shares


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U.S. Small Cap Value                                       100,000,000
  Portfolio II Shares

DFA International Value                                    100,000,000
  Portfolio II Shares

DFA One-Year Fixed Income                                  100,000,000
  Portfolio II Shares

DFA International Value                                    100,000,000
  Portfolio III Shares

U.S. Large Cap Value                                       100,000,000
  Portfolio III Shares

DFA Five-Year Government                                   100,000,000
  Portfolio II Shares

RWB/DFA U.S. High Book to                                  100,000,000
  Market Portfolio Shares

RWB/DFA Two-Year Corporate                                 100,000,000
  Fixed Income Portfolio
  Shares

RWB/DFA Two-Year Government                                100,000,000
  Portfolio Shares


          Subject to the provisions of these Articles of Incorporation, the Board of Directors shall have the power to authorize the issuance of shares of stock of the Corporation for such consideration as may be fixed by the Board of Directors.

          The Board of Directors of the Corporation shall have the power to classify and reclassify any unissued shares of stock of the Corporation from time to time by setting or changing the preferences, conversion, or other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms, and conditions of redemption and other characteristics as the Board may determine. At any time when there are no shares outstanding of a Class, such Class may be terminated by the Board of Directors.

          The holder of each share of each Class shall be entitled to one vote for each full share and a fractional vote for each fractional share. On any matter submitted to a vote of stockholders, all shares of all Classes then issued and outstanding shall be voted in the aggregate, and not by Class, except (1) when otherwise expressly provided by the Maryland General Corporation Law, or (2) when required by the Investment Company Act of 1940, as amended,


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     shares shall be voted by Class, or (3) when the matter to be voted does not affect any interest of a Class, then only stockholders of the affected
     Class shall be entitled to vote thereon. There shall be no cumulative voting.

          Notwithstanding any provision of the Maryland General Corporation Law requiring more than a majority of the votes of all Classes, or any Class, entitled to vote on a matter, including but not limited to amending the Articles of Incorporation, the Corporation may take or authorize corporate action upon the favorable vote of a majority of the shares of stock of all Classes, or the Class or Classes entitled to vote thereon as provided in the preceding paragraph.

          Each Class shall have the following powers, preferences, rights, and the characteristics, restrictions, and limitations thereof shall be as follows:

          1. All consideration received by the Corporation for the issue or sale of stock of a Class, together with all assets, income and proceeds derived from the sale, exchange, or liquidation of assets of such Class, and any funds or payments derived from any reinvestment thereof, shall belong to such Class and shall be so recorded upon the books of account of the Corporation.

          2. The assets of any Class shall be charged with the liabilities of such Class, and with such share of the general liabilities of the Corporation as the Board of Directors may determine.

          3. Dividends or distributions on shares of a Class shall be paid only out of earnings, surplus, or other legally available assets of such Class.

          4. In the event of the liquidation or dissolution of the Corporation, stockholders of a Class shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, but other than general assets not belonging to any particular Class, the assets belonging to such Class, and the assets so distributable to the stockholders of any Class shall be distributed among such stockholders in proportion to the number of shares of such Class held by them and recorded on the books of the Corporation. In the event that there are any general assets of the Corporation not belonging to any particular Class and available for distribution, such assets shall be distributed to the holders of stock of all Classes in proportion to the relative net asset value of the respective Classes determined as hereinafter provided.


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          5.  The holders of the shares of stock of the Corporation shall have no preemptive rights to subscribe to new or additional shares of its stock or other securities.

          6. The shares of each Class shall be redeemable at the net asset value thereof, calculated as provided by the Board of Directors, and the proceeds of redemption shall be payable in cash or in other assets lawfully available therefore, or a combination thereof, as determined by the Board of Directors. The Board of Directors may, from time to time, place such restrictions on the right of redemption and the manner of effecting redemptions as, in their judgment, is necessary and desirable, provided, however, that no such restriction may be imposed which is not consistent with the requirements of the Investment Company Act of 1940, as amended. Subject to the foregoing, the shares of each Class shall be redeemable by the holders thereof upon request. In addition, the Corporation shall have the right to redeem the shares of each Class at the net asset value of such shares upon such terms and in such manner as the Board of Directors shall determine.

          SIXTH:    The number of Directors shall be established as provided in the bylaws of the Corporation, but shall not be less than three. The names of the current directors who shall act until the next following annual or special meeting and until their successors are duly chosen and qualify are:

          David G. Booth                Rex A. Sinquefield
          George M. Constantinides      John P. Gould
          Roger G. Ibbotson             Merton H. Miller
          Myron S. Scholes

          SEVENTH: (a) To the fullest extent that the limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, as amended from time to time, no director or officer of the Corporation shall have any liability to the Corporation or its stockholders for money damages. This limitation on liability applies to liabilities occurring for acts or omissions occurring at the time a person serves as a director or officer of the Corporation, whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

                    (b) Notwithstanding the foregoing, this Article SEVENTH shall not operate to protect any director or officer of the Corporation against any liability to the Corporation or its stockholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such person's office.


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          EIGHTH:   The Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation, and all rights, contract and otherwise, conferred herein upon the stockholders are granted subject to such reservation.

     THIRD: The foregoing restatement of the charter has been approved by a majority of the entire board of directors.

     FOURTH:  The charter is not amended by these Articles of Restatement.

     FIFTH: The current address of the principal office of the Corporation in the State of Maryland is set forth in Article Fourth of the foregoing restatement of the charter.

     SIXTH: The name and address of the Corporation's current resident agent is set forth in Article Fourth of the foregoing restatement of the charter.

     SEVENTH: The number of directors of the Corporation and the names of those currently in office are set forth in Article Sixth of the foregoing restatement of the charter.

     EIGHTH: The undersigned President acknowledges these Articles of Restatement to be the corporate act of the corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

     IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its President and attested to by its Secretary on this ____ day of _________, 1995.


ATTEST:                                           DIMENSIONAL INVESTMENT GROUP
                                                  INC.


                                                  By:
------------------------------                       --------------------------
  Irene R. Diamant, Secretary                         David G. Booth, President


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